                        CONSTRUCTION TO PERMANENT LOAN
                                PROMISSORY NOTE
                                ---------------


$1,000,000.00                                              Hartford, Connecticut
                                                                   July __, 1995


     FOR VALUE RECEIVED, the undersigned (hereinafter sometimes referred to as the "BORROWER"), promises to pay to the order of SHAWMUT BANK CONNECTICUT, N.A., a national banking association, at its office at 777 Main Street, Hartford, Connecticut 06115 (hereinafter referred to as the "LENDER"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE MILLION DOLLARS ($1,000,000) (the "LOAN"), or so much thereof as may be advanced pursuant to the terms hereof, with interest from the date hereof until and including the day prior to the Conversion Date (as defined herein) at the rate announced periodically by the Lender as its Base Rate (as defined herein) (the "CONSTRUCTION INTEREST RATE") and from and after the Conversion Date at the applicable Permanent Interest Rate (as defined herein). The Construction Interest Rate and the Permanent Interest Rate shall each be computed on the basis of a three hundred sixty (360) day year for the actual number of days in each period for which interest is charged.

     This Note is secured by the Mortgage (as defined herein) on the Property (as defined herein) and by the Security Agreement (as defined herein) and the Borrower agrees to construct upon the Property a building containing approximately 20,000 gross square feet (the "IMPROVEMENTS"), in accordance with final plans and specifications approved by the Lender. The Lender has this day advanced to the Borrower the sum of $244,020.60 and during the course of said construction, the Lender agrees to advance to the Borrower, but not to the Borrower's assigns, the sum of up to $500,000 until October 31, 1995, for said construction, by paying said sum over to the Borrower in installments as the work progresses, the time and amount of each advancement to be subject to the satisfaction of the conditions contained in Schedule A of the Commitment Letter
                                            ----------
("SCHEDULE A") and in any event at the sole discretion and upon the estimate of the Lender. Notwithstanding anything contained herein or in any of the Loan Documents to the contrary, in the event that the Borrower requires additional funds for the Project, the Lender may, in its sole discretion, advance to the Borrower, but not to the Borrower's assigns, up to an additional $500,000 until October 31, 1995 in one or more installments provided that, at the time each such installment is required, (a) the conditions contained in Schedule A have
                                                              ----------
been satisfied and (b) the Lender is satisfied with the progress and status of the Phase II Environmental Site Assessment or any remediation then being conducted with respect to the Property (the "ENVIRONMENTAL CONDITIONS"). In no event shall the aggregate principal amount advanced under the Construction Loan exceed $1,000,000.

     A.   DEFINITIONS.
          -----------

          As used in this Note, the following terms shall have the following meanings:

          (1) "ADJUSTMENT DATE" shall mean the date upon which the Borrower elects to fix the Permanent Interest Rate at the LIBOR Rate plus two percent (2%) or the Cost of Funds Rate plus two percent (2%).

          (2) "ANNIVERSARY DATE" shall mean (a) if this Note is dated the first day of a month, the date of this Note, or (b) if this
                 Note is dated after the first day of a month, the first day of the month immediately following the date of this Note.

          (3) "BASE RATE" shall mean the variable interest rate announced from time to time by the Lender at its head office in Hartford, Connecticut. The Base Rate shall be adjusted daily so that a change in the Lender's Base Rate shall immediately cause a change in the Base Rate hereunder. The Base Rate may not necessarily be the lowest or best rate available from the Lender at any given time.

          (4) "COMMITMENT LETTER" shall mean the commitment letter dated April 13, 1995 from the Lender to the Borrower relating to the Loan.

          (5) "CONSTRUCTION LOAN" shall mean the loan of up to $1,000,000.00 from the Lender to the Borrower until Conversion for the purpose of the construction of the Improvements, as evidenced by this Note.

          (6) "CONVERSION" shall mean the conversion of the Loan at the Borrower's request from the Construction Loan to the Permanent Loan (as defined herein) on the Conversion Date (as defined herein), upon the Borrower's satisfaction of the following conditions:

               (a) the Borrower shall give the Lender at least fifteen (15) days prior notice of its intent to convert the Loan, which notice shall specify the Conversion Date (the "CONVERSION NOTICE");

               (b) the Borrower has fulfilled all of its obligations required as a condition to the final disbursement of the Construction Loan or the Loan Agreement and has completed the Improvements in accordance with the Plans (as defined in Schedule A);
                          ----------

               (c) no event of default has occurred under the Construction Loan or the Loan Agreement;

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

               (d) the representations and covenants made under Paragraph 15 of the Commitment Letter and under Section Four of the Loan Agreement (as defined herein) and contained in the Mortgage remain true and correct;

               (e) all governmental approvals or contractual arrangements required for the operation of the Project (as defined herein) including without limitation an unconditional certificate of use and occupancy have been obtained and, to the extent permitted by law and to the extent then available, have been assigned to the Lender;

               (f) the Borrower has provided the Lender with such additional documents as the Lender may reasonably require to effect such Conversion, including, without limitation, (i) mortgage modification agreements, (ii) title insurance endorsements, including such endorsements as may be necessary to insure the priority of the advances under the Loan which bring the principal balance of the Permanent Loan up to $1,000,000 and (iii) casualty and liability insurance endorsements demonstrating coverage for the completed Improvements;

               (g) the Borrower, upon the Lender's request, has placed in escrow with the Lender an amount sufficient to enable the Lender to be holding the amount required to pay the next installment of Taxes (as defined in the Mortgage) at least thirty (30) days before the same becomes due; and

               (h)     the Borrower has complied with the Environmental
                       Conditions;

               (i) the Lender has granted its written consent to the Conversion, which consent shall not be unreasonably withheld in the event the conditions provided in SUBPARAGRAPHS (A) through (H) above are satisfied.

          (7) "CONVERSION DATE" shall mean the date, occurring no later than October 31, 1995, on which the Loan is converted from the Construction Loan to the Permanent Loan. Provided that the Lender determines that the Borrower has satisfied the conditions specified in this Note for Conversion, such date shall be the first day of the month occurring no less than fifteen (15) days after the Conversion Notice.

          (8) "COST OF FUNDS RATE" shall mean the Lender's cost of funds rate which shall be based on number of months remaining until the Maturity Date, (as defined herein) calculated three (3) business days prior to the effective date of such interest rate.

          (9) "LIBOR RATE" shall mean the rate quoted by the Lender two (2) business days prior to the interest period agreed upon between the Borrower and the Lender (the "INTEREST PERIOD") for the offering by prime commercial banks to other prime commercial banks in the interbank Eurodollar market of dollar deposit for a period equal to the Interest Period. The LIBOR Rate shall be increased by the marginal reserve percentages as prescribed by the Board of Governors of the Federal Reserve System for determining reserve requirements for the Lender for Eurodollar deposits having a maturity equal to the Interest Period.

          (10) "LOAN ADVANCES" shall mean and include the initial advance of the Loan on the date hereof and all subsequent advances of the Loan by the Lender;

          (11) "LOAN AGREEMENT" shall mean that certain Fifth Amended and Restated Revolving Loan, Term Loan, Equipment Loan and Security Agreement dated February 28, 1995 by and between EDAC Technologies Corporation and the Lender as amended and in effect from time to time.

          (12) "LOAN DOCUMENTS" shall mean the Commitment Letter, this Note, the Loan Agreement, the Supplemental Agreements (as defined in the Loan Agreement) the mortgage of even date herewith from the Borrower to the Lender on certain real property located at 1790 New Britain Avenue, Farmington, Connecticut (the "MORTGAGE"), and every other instrument now or hereafter securing, evidencing or relating to the Loan.

          (13) "MATURITY DATE" shall mean the date which is five years from the Anniversary Date.

          (14)   "NOTICE DATE" shall mean the date which is at least fifteen
                 (15) but not more than thirty (30) days prior to the Adjustment Date on which the Borrower gives the Lender written notice of its election of the new interest rate.

          (15) "PERMANENT INTEREST RATE" shall mean a variable rate equal (a) to the Base Rate until such time as the Borrower elects a fixed rate of either: (i) the LIBOR Rate plus two percent (2%) or
                 (ii) Cost of Funds Rate plus two percent (2%) and (b) thereafter at such fixed rate.

          (16) "PERMANENT LOAN" shall mean the loan of up to $1,000,000 made from the Lender to the Borrower for a term of five (5) years after the Anniversary Date for the purpose of providing permanent financing for the

                 Project. The Construction Loan and the Permanent Loan are sometimes referred to jointly herein as the "LOAN".

          (17) "PROJECT" shall mean the 20,000 square foot manufacturing facility to be constructed on the Property.

          (18) All other capitalized terms utilized herein (to the extent they are utilized herein), including, without limitation, "Leases", "Loan Documents", "Personal Property" and "Property" shall have the same meaning as set forth in the Loan Documents unless otherwise specifically defined herein or unless the context clearly requires otherwise.

     B.   CONSTRUCTION LOAN TERMS.
          -----------------------

          Prior to the Conversion Date, interest only, at the Construction Interest Rate, shall accrue on each payment or advancement from the date of same and on all unpaid balances thereafter existing from time to time until repayment has been made to the Lender of the entire principal sum advanced, said interest being due and payable in arrears commencing on September 1, 1995, and monthly thereafter until the principal sum has been paid in full, until the occurrence of an Event of Default or until the Conversion of the Construction Loan to the Permanent Loan pursuant to the terms hereof, whichever is applicable. Each payment shall be applied first to the payment of late charges, then to accrued and unpaid interest and the balance on account of principal. If not sooner paid, the entire outstanding principal sum together with accrued interest thereon shall be due and payable in full on October 31, 1995, unless the Construction Loan is converted to the Permanent Loan pursuant to the terms hereof.

          The Construction Interest Rate shall be adjusted on a daily basis so that any changes in said announced Base Rate shall immediately cause a corresponding change in the interest rate hereunder, which change shall be effective without notice or demand of any kind, and shall continue until the imposition of the Construction Default Rate (as defined herein), until the Construction Loan is paid in full, or until the Conversion of the Construction Loan to the Permanent Loan pursuant to the terms hereof, whichever is applicable.

          Upon the occurrence of an Event of Default (as defined herein) prior to Conversion, or if the Construction Loan matures without Conversion occurring, interest shall accrue from and after such event at an annual rate of one percent (1%) per annum above the Construction Interest Rate (the "CONSTRUCTION DEFAULT RATE"). The Construction Default Rate shall be adjusted whenever a change in the Construction Interest Rate occurs so that the Construction Default Rate shall remain at all times one percent (1%) per annum above the Construction Interest Rate. Any adjustment in the Construction Default Rate shall be effective simultaneously with a change in the Construction Interest Rate.

     C.   CONVERSION FROM CONSTRUCTION LOAN TO PERMANENT LOAN.
          ---------------------------------------------------

          On the Conversion Date, if the Borrower has complied with the conditions to Conversion set forth herein, including without limitation complying with the Environmental Conditions, and the Lender has consented to the Conversion, the Construction Loan shall convert to the Permanent Loan.

     D.   PERMANENT LOAN TERMS.
          --------------------

          From the Conversion Date until the Adjustment Date (as defined herein), the Permanent Interest Rate shall be payable upon the principal amount of the Permanent Loan at the Base Rate. On the Adjustment Date, the Permanent Interest Rate shall be adjusted so that the rate of interest shall be two percent (2%) per annum above, at the Borrower's election, the LIBOR Rate or the Cost of Funds Rate. The Permanent Interest Rate shall continue as a fixed rate until the imposition of the Permanent Default Rate (hereinafter defined), or until the Permanent Loan is paid in full, whichever is applicable.

          Commencing on the first day of the month following the Conversion Date, payments of principal and interest shall be paid monthly in arrears, such payment being calculated on the principal balance of the Permanent Loan at the Base Rate based on a fifteen year straight-line amortization schedule. On the Notice Date, the Lender shall determine the new monthly installment that will be required to amortize in full the then outstanding principal balance of the Permanent Loan at the new Permanent Interest Rate put into effect hereunder on the Adjustment Date in substantially equal monthly installments, equal in number to the difference obtained by subtracting from 180 the number of prior monthly installments made by the Borrower after the Conversion Date. The result of this calculation shall be the new monthly payment. Each installment shall be applied first to the payment of late charges, then to accrued and unpaid interest and the balance on account of the principal of the Permanent Loan. If not sooner paid, the entire unpaid principal balance of the Permanent Loan, with interest, shall be due and payable on the Maturity Date.

          Upon the occurrence of an Event of Default after Conversion, or after maturity, interest shall accrue from and after such event at one percent (1%) per annum above the Permanent Interest Rate as the same shall be in effect from and after such default (the "PERMANENT DEFAULT RATE"). If the interest rate in effect is the Base Rate, the Permanent Default Rate shall be adjusted whenever a change in the Base Rate occurs, so that the Permanent Default Rate shall remain at all times one percent (1%) per annum above the Base Rate. Any such adjustment in the Permanent Default Rate shall be effective simultaneously with a change in the Base Rate.

     E.   PAYMENT OF EXPENSES.
          -------------------

          The Borrower promises to pay, in addition to said principal sum and interest, all taxes and assessments which may be levied against the Lender upon this indebtedness, or upon any collateral securing this Note, together with all costs of collection including reasonable attorney's fees incurred by the Lender (the "LOAN INDEBTEDNESS") to (1) collect the Loan Indebtedness due hereunder from any party liable for the payment of the Loan Indebtedness whether as maker, endorser, guarantor, surety or otherwise (hereinafter the "PARTIES") and realize its rights under this Note, (2) enforce, foreclose and realize its rights under this Note or any other Loan Documents (as defined herein), and (3) defend and protect the validity of the Loan Documents in connection with any litigation or controversy arising from or connected with the Loan Documents. Said costs, expenses and attorney's fees enumerated above shall expressly include those as may be incurred by the Lender to collect the Loan Indebtedness due hereunder from any of the Parties after judgment in favor of the Lender by any court of competent jurisdiction, including those incurred by the Lender to foreclose any judgment lien or to realize upon any collateral or to otherwise obtain payment and satisfaction of such judgment from any of the Parties. The Borrower's obligation to pay such costs and reasonable attorney's fees of the Lender in connection with the protecting, enforcing or realizing of the rights and remedies above described shall exist whether or not proceedings are instituted or legal appearances made in any court of competent jurisdiction on behalf of the Lender.

     F.   EVENTS OF DEFAULT.
          -----------------

          At the option of the Lender, the entire principal balance of the Loan and accrued interest thereon shall at once become due and payable, without notice or demand, upon the occurrence of any one or more of the following events, together with the passage of the applicable grace period, if any, without cure (each referred to herein as an "EVENT OF DEFAULT"), which will give the Lender the right to accelerate the Loan:

          (1) The failure to pay the Loan Indebtedness in full by the Maturity Date, or the failure to pay any installment of principal and/or interest due hereunder upon maturity or when such installment is otherwise due and payable;

          (2) The failure to pay taxes on the Loan or any tax or assessment upon any collateral securing the Loan before the same shall become delinquent;

          (3) The occurrence of an Event of Default (as defined therein) under the Loan Documents (beyond any grace periods set forth in said agreements);

          (4) The filing by or against the Borrower of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of the Borrower as a bankrupt (and if such filing is involuntary, the failure to have the same dismissed within sixty (60) days of the date of filing), or the making of an assignment for the benefit of creditors, or the appointment of a receiver for any part of the Borrower's properties or the admission in writing by the Borrower of the inability to pay debts as they become due;

          (5) The breach of any warranty or the untruth of any representation of the Borrower contained in the Loan Documents;

          (6) The occurrence of a default under or demand for the payment of any other note or obligation of the Borrower to the Lender;

          (7) The attempted revocation or termination by any guarantor of any guaranty of the Loan;

          (8) The failure of any of the Parties to provide, on request of the Lender, any financial statement or copy of a tax return required under the terms of any guaranty of the Loan.

          (9) The passage or enforcement of any federal, state, or local law, regulation, rule or order, or the rendition of a final decision of any court (other than a law or decision with respect to a tax upon the general revenues of the Lender) which in any way materially and directly changes or affects the repayment of the Loan in a fashion which cannot be, and is not, corrected or reimbursed by the Borrower;

          (10) The passage or enforcement of any federal, state, or local law, or the rendition of a final decision of any court in any way impairing the Lender's ability to charge and collect the interest stated under the Loan, including without limitation, the ability to vary the interest payable under the Loan in accordance with the terms hereof; and

          (11) The Borrower or any of the Parties shall (a) fail to pay any indebtedness for borrowed money including any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), and (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, whether or not such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

          (12) The failure to convert the Loan from the Construction Loan to the Permanent Loan on or before October 31, 1995.

          Failure by the Lender to exercise its option to accelerate the Loan shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default.

     G.   PREPAYMENT OF LOAN.
          ------------------

          If the interest rate in effect under this Note is based upon the Base Rate, the Borrower may prepay this Note in whole or in part at any time without penalty. All such prepayments shall be applied on account of principal remaining unpaid and shall be accompanied by payment of unpaid late charges and accrued and unpaid interest, if any, thereon. All partial prepayments of principal shall be credited to the unpaid principal of this Note in the inverse order of maturity and shall not affect the Borrower's obligation to make the regular installments required hereunder until this Note is fully paid.

          If the interest rate in effect under this Note is based upon the LIBOR Rate or Cost of Funds Rate, the Borrower may not prepay this Note except as set forth in this paragraph. Under no circumstances may there by a partial prepayment of this Note. The Borrower may prepay only the entire unpaid balance of this Note upon payment of such amounts, as determined by the Lender, in its sole and absolute discretion, as may be necessary to reimburse the Lender for any losses and expenses incurred by the Lender as a result of prepayment of this Note, including without limitation any losses (including loss of anticipated profits) and expenses incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to fund or maintain this Note. The Borrower hereby acknowledges that in reliance upon this agreement, the Lender has made certain commitments of funds upon the terms and conditions of this Note. In the event that this Note is accelerated for any reason whatsoever by the Lender, such payment of the Lender's losses and expenses shall be paid by the Borrower.

          In the event that the Loan shall be accelerated for any reason whatsoever, the prepayment fee in effect as of the date of such acceleration shall be paid.

     H.   MISCELLANEOUS PROVISIONS.
          ------------------------

          The Borrower agrees to pay to the Lender a late charge equal to five percent (5%) of any payment due to the Lender which is not received within ten
(10) days after the same is due.

          The Borrower and all Parties give the Lender a lien and right of setoff for all the Borrower's liabilities hereunder upon and against all the deposits, credits and property of the Borrower or the Parties now or hereafter in the possession or control of the Lender or in transit to it. The Lender may, at any time apply the same, or any part thereof, to any liability of the Borrower even though unmatured.

          Any check, draft or money order remitted in settlement of this Note may be handled for collection in accordance with the practice of the collecting bank or banks, and shall not be deemed payment until and unless good funds are actually received by or credited to the Lender.

          Any notice to the Borrower provided for in this Note shall be given by mailing such notice by prepaid, first class mail addressed to the Borrower at the address listed below or to such other address as the Borrower may designate by notice to the Lender. Any notice to the Lender shall be given by mailing such notice by prepaid, first class mail, return receipt requested, to the Lender at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to the Borrower. Notice shall be deemed given when mailed in accordance with this paragraph.

          The Borrower hereby represents, covenants and agrees that the proceeds of the Loan shall be used for general commercial purposes and that the Loan is a commercial transaction.

          THE BORROWER AND ALL PARTIES HEREBY WAIVE ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES SECTION 52-278a ET SEQ., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES THE LENDER MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. THE BORROWER AND ALL PARTIES FURTHER CONSENT TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREE NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431 IN CONNECTION WITH THE LENDER'S EXERCISE OF ANY PREJUDGMENT REMEDY.

          This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

          Time is of the essence of each and every term, condition and provision of this Note.

          Presentment, protest and notice are hereby waived.

          All references to the "Lender", the "Borrower" or the "Parties" shall apply to their respective heirs, successors and assigns.

                                          EDAC TECHNOLOGIES CORPORATION


                                          By:_______________________
                                            Glenn L. Purple
                                            Its Vice President
                                            (Duly authorized)


ADDRESS:  1790 New Britain Avenue
          Farmington, CT 06032


This Note is secured, inter alia, by a
                      ----- ----
Mortgage on the Property.